June 18, 2002


                               SERVOTRONICS, INC.
                                1110 Maple Street
                                  P.O. Box 300
                              Elma, New York 14059

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JULY 3, 2002

     The following information is furnished in connection with the Annual Meeting of Shareholders of SERVOTRONICS, INC. (the "Company") to be held on July 3, 2002 at 2:30 p.m., Buffalo time, at the Center for Tomorrow, North Campus, State University of New York at Buffalo, Flint Road (Off Maple Road), Amherst, New York 14226. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained without charge from the Company's Treasurer, 1110 Maple Street, P.O. Box 300, Elma, New York 14059. This Proxy Statement and proxy card are first being mailed to shareholders on or about June 18, 2002.


                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Annual Meeting of Shareholders is being solicited by the directors of the Company. The proxy may be revoked by a shareholder at any time prior to the exercise thereof by filing with the Treasurer of the Company a written revocation or duly executed proxy bearing a later date. The proxy may be revoked by a shareholder attending the meeting, withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of mails, proxies may be solicited by employees of the Company (who will receive no additional compensation therefore) by means of personal interview and telephone or telegraph, banks, brokerage houses and other institutions, nominees and/or fiduciaries to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained the services of InvestorCom, Inc. 800 Third Avenue, 17th Floor, New York, New York 10022, to assist in the solicitation of proxies and will pay such firm a fee of approximately $4,000 plus expenses.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares entitled to vote has been fixed at the close of business on May 28, 2002. On such date there were outstanding 2,392,141 shares of common stock of the Company, $.20 par value ("Common Stock"), entitled to one vote each.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table lists the persons that owned beneficially, as of April 12, 2002, more than five percent of the outstanding Common Stock, based on the Company's records including copies furnished to the Company of schedules filed by shareholders with the Securities and Exchange Commission ("SEC"). Unless otherwise stated, each person has sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

      Name and Address of                 Amount and Nature of       Percent of
       Beneficial Owner                   Beneficial Ownership         Class (1)

    Servotronics, Inc.
    Employee Stock Ownership Trust                854,960 (2)            35.7%
    1110 Maple Street
    P.O. Box 300
    Elma, New York 14059

    Dr. Nicholas D. Trbovich                      404,115 (3)            16.1%
    1110 Maple Street
    P.O. Box 300
    Elma, New York 14059

    Harvey Houtkin                                198,944 (4)            8.3%
    78 Lafayette Avenue
    Suffern, New York 10901
--------------------

(1) Percent of class is based upon 2,392,141 shares outstanding as of April 12, 2002 plus, in the case of Dr. Trbovich, the shares underlying his stock options, all of which are presently exercisable.

(2) The trustees of the Servotronics, Inc. Employee Stock Ownership Trust - Nicholas D. Trbovich, Jr., Lee D. Burns and Raymond C. Zielinski - direct the voting of unallocated shares. The participants in the related plan have the right to direct the voting of shares which have been allocated to their respective accounts; if a participant does not direct the vote, the trustees may direct the vote of that participant's shares. As of April 12, 2002 approximately 356,716 shares have been allocated to the accounts of participants and approximately 498,244 shares (20.8% of the shares outstanding) remain unallocated.

(3) This amount includes (i) 32,309 shares held by a charitable foundation for which Dr. Trbovich serves as a trustee; (ii) an option to acquire 120,600 shares; (iii) approximately 40,160 shares allocated to Dr. Trbovich's account under the Servotronics, Inc. Employee Stock Ownership Plan; and
     (iv) approximately 3,084 shares beneficially owned by certain of Dr. Trbovich's children (as to which Dr. Trbovich disclaims beneficial interest). This amount does not include the shares beneficially owned by certain of Dr. Trbovich's other relatives.

(4) Based on a statement on Schedule 13G, as last amended on February 8, 2002, filed by Mr. Houtkin with the Securities and Exchange Commission. According to Mr. Houtkin's statement, he has sole voting and investment power with respect to 188,972 shares and shared voting and investment power with respect to 9,972 shares. Mr. Houtkin disclaims beneficial ownership in additional shares owned by other members of his family.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 12, 2002, information as to the beneficial ownership of shares of common stock of the Company held by each director and executive officer and by all directors and executive officers as a group (each individual listed in the following table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by that person, except as otherwise indicated):

               Name of                                       Amount and Nature of          Percent of
          Beneficial Owner                                   Beneficial Ownership           Class (1)
          ----------------                                   --------------------           ---------

       Dr. Nicholas D. Trbovich                                     404,115 (2)               16.1%
       Nicholas D. Trbovich, Jr.                                     94,325 (3)                3.9%
       Raymond C. Zielinski                                          35,800 (4)                1.5%
       Lee D. Burns                                                  32,896 (5)                1.4%
       Donald W. Hedges                                              28,836 (6)                1.2%
       Dr. William H. Duerig                                         27,693 (7)                1.2%
       All directors and executive officers as a group            1,121,908 (8)(9)            42.4%

(1) Percent of class is based upon 2,392,141 shares of common stock outstanding as of April 12, 2002 plus the number of shares subject to stock options held by the indicated person or group.

(2) See note (3) to the table in "Security Ownership of Certain Beneficial Owners."

(3) This amount includes 60,800 shares which Mr. Trbovich, Jr. has the right to acquire under stock options which are currently exercisable and approximately 18,711 shares allocated to Mr. Trbovich, Jr.'s account under the Servotronics, Inc. Employee Stock Ownership Plan. Does not include shares held by the Servotronics, Inc. Employee Stock Ownership Trust (the "ESOT") as to which Mr. Trbovich, Jr. serves as one of three trustees. See note (8) below and the table in "Security Ownership of Certain Beneficial Owners."

(4) This amount includes 13,300 shares which Mr. Zielinski has the right to acquire under stock options which are currently exercisable and approximately 15,190 shares allocated to Mr. Zielinski's account under the Servotronics, Inc. Employee Stock Ownership Plan. Does not include shares held by the Servotronics, Inc. "ESOT" as to which Mr. Zielinski serves as one of the three trustees. See note (8) below and the table in "Security Ownership of Certain Beneficial Owners."

(5) This amount includes 13,300 shares which Mr. Burns has the right to acquire under stock options which are currently exercisable and approximately 11,057 shares allocated to Mr. Burns's account under the Servotronics, Inc. Employee Stock Ownership Plan. Does not include shares held by the Servotronics, Inc. "ESOT" as to which Mr. Burns serves as one of the three trustees. See note (8) below and the table in "Security Ownership of Certain Beneficial Owners."

(6) This amount includes 24,100 shares which Mr. Hedges has the right to acquire under stock option plans all of which are currently exercisable. Mr. Hedges has sole voting and investment power with respect to 4,261 shares and shared voting and investment power with respect to 475 shares.

(7) This amount includes 24,100 shares which Dr. Duerig has the right to acquire under a stock option plan all of which are currently exercisable. Dr. Duerig has sole voting and investment power with respect to 3,593 shares.

(8) Includes unallocated shares held by the ESOT over which certain officers, as trustees of the ESOT, may be deemed to have voting power, as well as shares allocated to the accounts of all officers as a group under the related plan. See the table in "Security Ownership of Certain Beneficial Owners" and note (2) thereto.

(9)  See notes (2) through (7) above.

EXECUTIVE OFFICERS

     The following is a listing of the Company's executive officers:

                                                           Position with the Company and Principal Occupation
         Name                             Age                  and Business Experience for Past Five Years
         ----                             ---           --------------------------------------------------------
Dr. Nicholas D. Trbovich                 67             See table under "Election of Directors."
Nicholas D. Trbovich, Jr.                42             See table under "Election of Directors."
Raymond C. Zielinski                     57             Vice President since 1990.
Lee D. Burns                             61             Treasurer and Secretary and Chief Financial Officer since 1991.

     Nicholas D. Trbovich, Jr. is the son of Dr. Nicholas D. Trbovich. There are no other family relationships between any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

     DIRECTORS' FEES. Under the Company's standard compensation arrangements with directors who are not employees, they are paid a yearly director's fee of $10,000 plus a per meeting fee of $650 and reimbursement of actual expenses for attendance at Board meetings. Directors who are also employees do not receive the director's and/or meeting fees. Members of the Audit Committee of the Board are paid a yearly Audit Committee fee of $1,500 plus a per-meeting fee of $450 and reimbursement of actual expenses for attendance at Audit Committee meetings other than Audit Committee meetings held on the same day as a Board meeting.

     In 2001 each of the two non-employee directors was granted options to acquire 16,000 shares of the Company's common stock, exercisable at the market price on date of grant. The options may be exercised in increments of 25% on the 6 month, one year, two year and three year anniversaries of the grant date.

     COMPENSATION TABLE. The following table shows the compensation paid by the Company to each executive officer of the Company whose total salary and bonus from the Company and its subsidiaries exceeded $100,000 during any of the last three fiscal years (the "Named Officers")


                                                                                          Long Term
                                                       Annual Compensation              Compensation
                                                       -------------------              ------------
                                                                                           Awards
                                                                              Other      Securities
                                                                             Annual      Underlying       All Other
           Name and                                                          Compen-    Options/SARs       Compen-
      Principal Position            Year      Salary        Bonus(1)        sation(2)  (No. of Shares)    sation(3)
      ------------------            ----      ------        --------        ---------  ---------------    ---------
    Dr. Nicholas D. Trbovich        2001    $  337,301        $30,000      $  29,484       45,000         $  18,344
      Chairman, President and       2000       328,875           --           31,250       37,800            11,069
      CEO                           1999       318,654         50,000         26,907         --              14,437
    Raymond C. Zielinski            2001    $  120,423        $10,000      $   4,846        8,000         $   8,786
      Vice President                2000       118,478           --             --          7,500             4,790
                                    1999       108,942          7,500           --           --               7,533
    Nicholas D. Trbovich, Jr.       2001    $  120,423        $10,000      $   7,633       24,000         $  18,410
      Director, Vice President      2000       108,596           --           54,508       18,400             7,551
                                    1999        91,347          7,500          1,525         --                 967
    Lee D. Burns                    2001    $  110,327        $10,000           --          8,000         $   6,834
      Treasurer, Secretary, CFO     2000       105,379           --        $  29,172        7,500             4,239
                                    1999        91,347          7,500           --           --                 612

-------------------
(1) The "Bonus" column of the compensation table above includes discretionary incentive payments authorized by the Board of Directors and paid in the year indicated in the table. No bonuses were paid in the year 2000.
     Discretionary payments authorized to be paid in 2002 will be included in the compensation table for 2002 to the extent they are paid in that year. The Board of Directors has made no commitment for incentive payments in subsequent years.

(2)  Includes for Dr.  Trbovich  $29,484,  $31,250 and $25,000 in 2001, 2000 and
     1999, respectively, $4,846 for Mr. Zielinski in 2001, $7,633 and $54,508 for Mr. Trbovich, Jr. in 2001 and 2000, respectively, and $29,172 for Mr. Burns in 2000, for untaken vacation pursuant to a policy that is generally applicable to all employees of the Company; these amounts reflect accrued vacation earned and expensed by the Company over several years and prior to when the payment was received.

(3) All Other Compensation for 2001 includes (i) an allocation of 2,005, 1,351, 1,351 and 1,238 shares of common stock for Dr. Trbovich, Mr. Zielinski, Mr. Trbovich, Jr. and Mr. Burns, respectively, of common stock of the Company under the Servotronics, Inc. Employee Stock Ownership Plan valued as of November 30, 2001 (the date of the allocation) at the closing price on the American Stock Exchange on that date of $5.15 per share; and (ii) $6,814, $1,828, $10,107 and $459 to Dr. Trbovich, Mr. Zielinski, Mr. Trbovich, Jr. and Mr. Burns, respectively, for life insurance and health care benefits, but excludes $2,078 each, the excess of the fair market value of stock options exercised by Mr. Trbovich, Jr., Mr. Zielinski and Mr. Burns in 2001 over the grant price; and (iii) also excludes $24,000 of a pension related accrual for Dr. Trbovich to achieve benefit parity based on actuarially determined formulas.

     STOCK OPTIONS. The following tables give information with respect to stock options granted to, exercised or owned by the Named Officers during 2001.


                        Option Grants In Last Fiscal Year
                        ---------------------------------
                               (Individual Grants)
                                                          % of Total
                                     Number of              Options
                                    Securities            Granted to
                                    Underlying             Employees             Exercise of          Expiration
          Name of Officer       Options Granted (#)     in Fiscal Year        Base Price ($/Sh)          Date
          ---------------       -------------------     --------------        -----------------          ----
Dr. Nicholas D. Trbovich               45,000                48.4%                  $4.38               9/5/11
Raymond C. Zielinski                    8,000                 8.6%                  $4.38               9/5/11
Nicholas D. Trbovich, Jr.              24,000                25.8%                  $4.38               9/5/11
Lee D. Burns                            8,000                 8.6%                  $4.38               9/5/11

                                   Aggregated Option Exercises in Last Fiscal Year
                                          and Fiscal Year-End Option Values
                                          ---------------------------------
                                                                       Number of                      Value of
                                                                      Securities                     Unexercised
                                                                      Underlying                    in-the-money
                                   Shares                          Options at Fiscal                 Options at
                                 Acquired on       Value               Year-End:                   Fiscal Year-End
        Name of Officer           Exercise       Realized      Exercisable/Unexercisable      Exercisable/Unexercisable

Dr. Nicholas D. Trbovich              --            --             75,600/45,000                 $44,415/$30,150
Raymond C. Zielinski                 5,724        $2,078           13,300/8,000                   $8,813/$5,360
Nicholas D. Trbovich, Jr.            5,724        $2,078           36,800/24,000                 $21,620/$16,080
Lee D. Burns                         5,724        $2,078           13,300/8,000                   $8,813/$5,360

-------------------

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The By-Laws of the Company provide that there shall be not less than three directors nor more than nine and that the number of directors to be elected at the Annual Meeting of Shareholders shall be fixed by the Board of Directors. The Board of Directors has fixed the number of directors to be elected at the meeting at four. Each person so elected shall serve until the next Annual Meeting of Shareholders and until his successor is elected and shall have qualified.

     Each nominee is currently serving as a director of the Company and was elected at the Company's 2001 Annual Meeting of Shareholders.

     The directors believe that all of the nominees are willing and able to serve as directors of the Company. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy. Each nominee, to be elected as a director, must receive the affirmative vote of a plurality of the votes cast at the meeting.

     The table below sets forth certain information regarding the nominees for election to the Company's Board of Directors.

                                                          Position with the Company and Principal Occupation
             Name                     Age                     and Business Experience for Past Five Years
             ----                     ---              --------------------------------------------------------
Dr. William H. Duerig                 80             Director of the Company since 1990; Physicist and Senior
                                                     Program Manager for Kearfott Guidance & Navigation
                                                     Corporation for more than five years prior to retirement
                                                     in 1993.

Donald W. Hedges                      80             Director of the Company since 1967; self-employed
                                                     attorney since 1988.

Nicholas D. Trbovich, Jr.             42             Director of the Company since 1990; Vice President of
                                                     the Company since 1990; Director of Corporate
                                                     Development of the Company from 1987 to 1990;
                                                     Director of e.Autoclaims.

Dr. Nicholas D. Trbovich              67             Chairman of the Board of Directors, President and Chief
                                                     Executive Officer of the Company since 1959.

     The directors recommend a vote FOR the four nominees listed above. Unless instructed otherwise, proxies will be voted FOR these nominees.

                         ADDITIONAL COMPANY INFORMATION

COMMITTEES AND MEETING DATA

     The Board of Directors has an Audit Committee comprised of Messrs. Hedges and Duerig . The Audit Committee meets with the Company's independent auditors and reviews with them matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, the scope of the audit and the results of the audit. The Audit Committee is also charged with the responsibility of submitting to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting and operation controls and safeguards.

     Other than the functions performed by the Audit Committee, all functions of individual committees are performed by the Board of Directors. During the fiscal year ended December 31, 2001, the Audit Committee met 5 times and the Board of Directors met 10 times. No director attended less than 100% of the meetings held.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with standards of business conduct. The Board of Directors has adopted a charter for the Audit Committee. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company's financial reporting process. PricewaterhouseCoopers LLP, acting as independent auditors, are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles.

     In this context, the Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2001 with the Company's management.

     2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees."

     3. The Audit Committee has received the written disclosures and the letter letter from the independent auditors required by Independence Standards Standards Board No. 1, "Independence Discussions with Audit Committees," and has discussed with PricewaterhouseCoopers LLP the matter of that firm's independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

    Each member of the Audit Committee is independent as defined under the listing standards of the American Stock Exchange.

                                                 AUDIT COMMITTEE
                                                 ---------------
                                                 Donald W. Hedges, Chairman
                                                 Dr. William H. Duerig

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of reports filed pursuant to Section 16(a) of the Securities Exchange Act or representations from directors and executive officers required to file such reports, the Company believes that all such filings required of its officers and directors were timely made except as set forth below.

     In October 2001, each of three officers of the Company, Messrs. Nicholas D. Trbovich, Jr. (who is also a Company director), Lee D. Burns and Raymond C. Zielinski acquired, on a net basis, 220 shares of the Company's common stock by concurrently exercising options for 5,724 shares and surrendering to the Company 5,504 shares in payment of the exercise price and tax withholding. Upon advice of counsel, they proceeded to report these transactions under the SEC rules applicable to "small acquisitions," and accordingly, these individuals respectively reported these transactions on a Form 5 filed with the SEC within 45 days after December 31, 2001. Counsel now advises that, under the SEC rules applicable to reporting of option exercises, the transactions should be reported on a Form 4 filed not later than the tenth day of the month following the subject transaction.

EMPLOYMENT AGREEMENT

     Dr. Trbovich has an employment agreement with the Company pursuant to which he is entitled to receive minimum direct compensation of $341,445 per annum, or such greater amount as the Company's Board of Directors may determine, and lifetime health and life insurance benefits. In the event of Dr. Trbovich's death or total disability during the term of the employment agreement, he or his estate is entitled to receive 50% of the compensation he is receiving from the Company at the time of his death or disability during the remainder of the term of the employment agreement. Also, in the event of (i) a breach of the agreement by the Company, (ii) a change in control of the Company, as defined, or (iii) a change in the responsibilities, positions or geographic office location of Dr. Trbovich, he is entitled to terminate the agreement and receive a payment of
2.99 times his average annual compensation from the Company for the preceding five years. If this provision is invoked by Dr. Trbovich and the Company makes the required payment, the Company will be relieved of any further salary liability under the agreement notwithstanding the number of years covered by the agreement prior to termination. In the event the agreement is not extended by the Company beyond the scheduled expiration date (September 30, 2006), as such date may be extended, Dr. Trbovich will be entitled to a severance payment equal to nine months' salary and benefits.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     During 2001 and 2000, Dr. Trbovich's son, Nicholas D. Trbovich, Jr., served as an officer and director of the Company and received the compensation disclosed in the Executive Compensation Table; See also, the discussion under "Employment Agreement".

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, which has served as the Company's independent public accountants since 1976, has been selected by the Board of Directors as the independent public accountants for the Company's current fiscal year. A representative of PricewaterhouseCoopers is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of shareholders. During 2001, the Company paid PricewaterhouseCoopers $63,800 in related audit fees and
$47,500 related to tax services. There were no other fees paid to PricewaterhouseCoopers.

                               VOTING INFORMATION

     The presence, in person or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock is necessary to constitute a quorum. The form of proxy submitted by the Company's management confers on the named proxies the authority to vote in their discretion on any other matter submitted for a vote at a meeting as to which the Company did not have notice on or before May 7, 2002, which date is 45 days before the date (June 21) on which the Company mailed its proxy materials for last year's annual meeting. At May 7, 2002, the Company had not received notice of any intention to submit any other matter.

     Shares of Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the meeting for the purposes of determining a quorum. Proxies relating to "street name" shares of Common Stock that are voted by brokers will be counted as shares of Common Stock (1) present for purposes of determining the presence of a quorum and (2) having voted in accordance with the directions and statements on the form of proxy.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals must be received at the Company's offices no later than February 18, 2003, in order to be considered for inclusion as a stockholder proposal in the Company's proxy materials for the 2003 Annual Meeting.

                                  OTHER MATTERS

     So far as the directors are aware, no matters other than the election of directors will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates in accordance with their best judgment.

                            By Order of the Directors



                            DR. NICHOLAS D. TRBOVICH
                            Chairman of the Board,
                            President and Chief Executive Officer

Elma, New York


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